SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934


    Date of Report (Date of earliest event reported): December 20, 2004


                            SONEX RESEARCH, INC.
              (Exact name of registrant as specified in Charter)


         Maryland                  000-14465              52-1188993
      (State or other           (Commision file         (IRS employer
      jurisdiction of               number)           identification no.)
       incorporation)


                     23 Hudson Street, Annapolis, MD 21401
                    (Address of principal executive offices)


                              (410) 266-5556
             (Registrant's telephone number, including area code)


                                    N/A
         (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the
following   provisions  (see  General  Instruction  A.2.  below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






ITEM 8.01 - OTHER EVENTS

On December 22, 2004, the Registrant posted the following announcement on its website (www.sonexresearch.com):



                     SONEX HOLDS ANNUAL SHAREHOLDER MEETING


ANNAPOLIS, MARYLAND, December 22, 2004 - SONEX RESEARCH, INC. (OTC BB: SONX), a leader in the field of clean burn combustion technology, announced that its 2004 Annual Meeting of Shareholders was held on Monday, December 20, in Annapolis to re-elect directors and to report on the latest developments at the Company.

Dr. Andrew A. Pouring, Chairman, CEO, President, and Chief Technical Officer, informed shareholders of recent successes achieved in laboratory testing of the Sonex combustion technologies. In particular, Dr. Pouring noted that results under a project for the Defense Advanced Research Projects Agency (DARPA) have exceeded his expectations following previous single cylinder feasibility studies in terms of engine stability, control, and fuel consumption substantially lower than the gasoline baseline engine. Under an agreement for prototyping with DARPA, Sonex is developing a "heavy fuel" engine (HFE) combustion process for potential Department of Defense (DoD) applications such as unmanned aerial vehicles (UAVs). This project is sponsored by DARPA as a technology feasibility demonstration of a means for lightweight piston engines to comply with a DoD policy directive that mandates kerosene-based heavy fuel for all engines to address performance, logistics and safety requirements. Part of DARPA's mission is to sponsor revolutionary, high-payoff research that bridges the gap between fundamental discoveries and their military use.

Under the DARPA agreement, Sonex has adapted a lightweight, six cylinder, 200 hp gasoline automotive engine to a Sonex Combustion System (SCS) unthrottled, direct fuel injection combustion process based on the Sonex Controlled Auto-Ignition (SCAI) technology to run on JP5, military kerosene-based heavy fuel. The SCAI process is enabled by a proprietary piston technology that achieves in-cylinder chemical kinetics at a moderate compression ratio for auto ignition of the JP5. The laboratory HFE features the proprietary Sonex pistons, electronically controlled common rail fuel injection system and extensive instrumentation.

In July 2004 Sonex was awarded an additional task to enhance the 6-cylinder HFE to expand the performance range of the SCAI heavy fuel combustion process and achieve higher power output. Michael I. Keller, a consultant who serves as the Company's Director of Business Development and technical program manager, reported that in anticipation of a 400 hp HFE requirement for a large UAV being developed by DARPA, Sonex has initiated discussions with high performance engine component suppliers. Achievement by Sonex in the near future of a technical readiness demonstration is expected to form the basis for in-depth discussions with DARPA and its UAV prime contractor for proposals for follow-on work. In addition, outcomes from the DARPA program could validate the sparkless SCAI process for in-cylinder control of ignition and combustion that could be applied later to a direct injection gasoline powered version for use in automobiles to achieve better fuel economy.

Dr. Pouring also commented on other SCS technology developments, including the Low Soot Diesel Design (LSDD) pistons for soot and oxides of nitrogen (NOx) reductions in standard direct injection diesel engines at high compression ratios, and lightweight, spark-ignited, two-stroke, HFEs for use in DoD applications such as small UAVs.

Mr. Keller also reported on proposed language in a national energy bill to be addressed by Congress in 2005 which potentially could provide an impetus to Sonex efforts to interest the automotive industry in the SCAI application for improved fuel mileage in conventional gasoline and newer hybrid vehicles.

George E. Ponticas, CFO and Secretary of Sonex, reviewed a number of organizational changes during 2004. Following the resignation of the three outside members of its Board of Directors at the beginning of the year, Roger D. Posey was named president in February, and was named CEO in July, with a plan to develop, raise capital for, and implement an updated business plan, the primary goal of which was to transition Sonex from a research and development company into a technology and manufacturing enterprise. Mr. Ponticas acknowledged, however, that the desired objectives were not achieved, as the Company did not raise the capital to complete and implement the updated business plan, and that Mr. Posey left the Company in October.

Mr. Ponticas, noting that the Company's Board of Directors now consists only of Dr. Pouring and himself, stated management's intention to add to the Board one or more qualified individuals who have no current affiliation with the Company towards a goal of constituting a Board with a majority of independent directors.

Dr. Pouring also stressed that the Company needs to secure capital to meet the challenges still facing the Company, such as demonstrating that its LSDD pistons can be produced in high volume using existing piston manufacturing processes, and to permit Sonex to complete product development and participate in teaming arrangements with defense firms for the marketing of SCS HFEs.

As to the business portion of the Annual Meeting, holders of the Company's Preferred Stock re-elected Mr. Ponticas, a current member of the Board, to serve as a Class I Preferred Stock director for a term ending at the Annual Meeting in 2005 or until his successor has been elected and qualified. The Board of Directors had nominated Dr. Pouring to serve as a Class III Common Stock director for a term ending at the Annual Meeting in 2007; however, the Company did not receive a sufficient number of votes to achieve a quorum for the conduct of business for its Common Stock. Dr. Pouring will continue to serve as a director but will need to be re-nominated by the Board for election at the next shareholder meeting at which directors are elected. Of the votes received, approximately 97% were voted in favor of the re-election of Dr. Pouring as a Class III Common Stock director.


About Sonex

Sonex Research, Inc., a leader in the field of combustion technology, is developing its patented Sonex Combustion System (SCS) piston-based technology for in-cylinder control of ignition and combustion, designed to increase fuel mileage and reduce emissions of internal combustion engines. Sonex plans to complete development, commercialize and market its Sonex Controlled Auto Ignition (SCAI) combustion process to the automotive industry to improve fuel efficiency of gasoline powered vehicles. Additionally, independent third-party testing has confirmed the potential of the SCS application for direct-injected diesel engines to significantly reduce harmful soot in-cylinder without increasing fuel consumption. Other SCS designs are being used to convert gasoline engines of various sizes to operate on safer, diesel-type "heavy fuels" for use in military and commercial applications requiring light weight and safe handling and storage of fuel, such as in UAVs (unmanned aerial vehicles).


Caution Regarding Forward-Looking Statements

"Forward-looking" statements contained in this announcement, as well as all publicly disseminated material about the Company, are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Act. Such statements are based on current expectations, estimates, projections and assumptions by management with respect to matters such as commercial acceptance of the SCS technology, the impact of competition, and the Company's financial condition or results of operations. Readers are cautioned that such statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those expressed in any such forward-looking statements. Additional information regarding the risks faced by Sonex is provided in the Company's periodic filings with the Securities and Exchange Commission under the heading "Risk Factors". Such filings are available upon request from the Company or online in the EDGAR database at www.sec.gov.


                                 ###


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


December 22, 2004

SONEX RESEARCH, INC.
Registrant


/s/ George E. Ponticas
----------------------
George E. Ponticas
Chief Financial Officer and Secretary